UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2017

First Priority Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	333-183118	20-8420347
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 West Liberty Boulevard, Suite 104 Malvern, Pennsylvania	19355

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 280-7100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company                 ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to

Section 13(a) of the Exchange Act.     ☐

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 27, 2017, First Priority Financial Corp. (the “Company”) held its 2017 annual meeting of shareholders. The proposals voted on at the annual meeting, as well as the voting results for each proposal, including the numbers of votes cast for, against or withheld, and the number of abstentions and broker non-votes, are set forth below.

•	Proposal 1: Election of four Class II nominees of the board of directors to serve as directors of the Company, all with terms expiring in 2020:

	For	Withheld	Broker Non-Votes
Burton A. MacLean, Jr.	4,137,690	411,809	561,219
Barry L. Myers	4,139,222	410,277	561,219
Patrick M. Smith	4,139,222	410,277	561,219
David E. Sparks	4,106,846	442,653	561,219

•	Proposal 2: Advisory vote to approve executive officer compensation:

For	Against	Abstentions	Broker Non-Votes
4,165,190	320,336	63,973	561,219

•	Proposal 3: Ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2017.

For	Against	Abstentions	Broker Non-Votes
5,021,427	41,047	48,244	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PRIORITY FINANCIAL CORP.

Dated:	May 2, 2017	By:	/s/ Mark J. Myers
Mark J. Myers Chief Financial Officer